Exhibit 99.1

Identive Secures $2 Million Investment and Additional $18 Million Funding Commitment from Lincoln Park Capital

Financing bolsters Company’s balance sheet to support continued investment in new market opportunities

SANTA ANA, Calif. and ISMANING, Germany, April 16, 2013 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of solutions and services for the identification, security and RFID industries, announced today that it has entered into a $20 million common stock purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”) a Chicago-based institutional investor. Following its execution of the agreement, LPC will purchase $2 million in common stock from Identive at a purchase price of $1.14 per share, the closing price on April 15, 2013. Over the next three years, Identive has the right to sell up to an additional $18 million of its common stock to LPC under terms set forth in the agreement. Proceeds from LPC’s funding will be used to support working capital requirements and for general corporate purposes, including ongoing investment in products and technologies to support the Company’s growth strategy.

Commenting on the new financing, Identive’s chief executive officer, Ayman S. Ashour said, “The technology and market investments we have made over the past three years are now driving strong growth in emerging areas of our business, including NFC, mobility and cloud solutions, and fueling renewed momentum for our ID products, including both readers and transponders. This additional source of financing strengthens our balance sheet and allows us to maintain adequate levels of investment to continue to build on the progress we have made. To minimize dilution for our current investors, we have opted for an approach that allows us to access capital incrementally and as needed over a long period.”

Under the terms of the agreement, there are no upper limits to the price that LPC may pay to purchase Identive’s common stock. Following the initial sale of its shares, Identive will control the timing of any future sales and the amount of shares to be sold. LPC has no right to require any sales and is obligated to purchase common stock as directed by Identive. Under the terms of the agreement, LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Identive’s shares of common stock. In consideration for entering into the agreement, Identive will issue shares of common stock to LPC as a commitment fee. The shares covered under the agreement are the subject of a prospectus supplement pursuant to Identive’s effective shelf registration statement and base prospectus contained therein. The closing of the sale of the shares is subject to the satisfaction of certain customary closing conditions contained in the purchase agreement.

Jonathan Cope, a founder and managing member of LPC, said, “We are very pleased to be entering into this agreement with Identive. We at Lincoln Park are impressed by the Company’s technology portfolio and its strong presence across the secure identification industry.”

Bayridge Securities, LLC, a registered broker-dealer and FINRA member, acted as placement agent in connection with this transaction.

Additional details regarding the financing are included in a Current Report on Form 8-K filed today by Identive with the Securities and Exchange Commission.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Identive

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

About Lincoln Park Capital Fund, LLC (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital, offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectations regarding growth in emerging areas of our business, including NFC, mobility and cloud solutions, growth in our ID products business, our ability to manage the growth of our business and our ability to maintain adequate levels of investment and minimize dilution for our current investors. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to consummate the transactions contemplated by the purchase agreement described above and the timing and amount of any payments we receive and shares we sell pursuant to the purchase agreement; the occurrence of an event of default under the purchase agreement including, but not limited to, suspension of trading of shares of our common stock from their principal trading market, delisting of shares of our common stock from The NASDAQ Global Market and the discontinuation of trading of shares of our common stock on another specified exchange immediately following such delisting, our transfer agent’s failure to issue shares pursuant to the purchase agreement within the prescribed period, our insolvency or a breach by us of our representations, warranties or covenants under the purchase agreement which is not cured with the prescribed period; our ability to implement our growth strategy and to successfully develop and commercialize new products and solutions; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Contacts:

Darby Dye	Lennart Streibel

+1 949 553-4251	+49 89 9595 5195

ddye@identive-group.com	lstreibel@identive-group.com

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